                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          ARDEN GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                   ARDEN GROUP, INC.

                                     [LOGO]
                                 2020 SOUTH CENTRAL AVENUE
                                 COMPTON, CALIFORNIA 90220
                                      (310) 638-2842

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 1, 1999

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Arden Group, Inc. (the "Company") will be held at The Beverly Hilton Hotel, Rodeo Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 1, 1999, at 10:00 a.m., Los Angeles Time, for the following purposes:

    1.  To elect one director for a term of three years;

    2. To ratify the selection of independent certified public accountants for the 1999 fiscal year; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on April 26, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder at the meeting and, for 10 days prior to the meeting, during ordinary business hours at Arden Group, Inc., 9595 Wilshire Boulevard, Suite 411, Beverly Hills, California.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE PREPAID ENVELOPE. THE RETURN OF YOUR PROXY WILL NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ Patricia S. Betance

                                          Assistant Secretary

May 7, 1999

PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION

                                   ARDEN GROUP, INC.

                                     [LOGO]
                                 2020 SOUTH CENTRAL AVENUE
                                 COMPTON, CALIFORNIA 90220

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                ON JUNE 1, 1999

                             ---------------------

                                PROXY STATEMENT

GENERAL

    This Proxy Statement is furnished by the Board of Directors of Arden Group, Inc. (the "Company") in connection with its solicitation for use at the Annual Meeting of Stockholders (the "Meeting") to be held at The Beverly Hilton Hotel, Rodeo Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 1, 1999, at 10:00 a.m. local time in Los Angeles, and at any adjournment thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy will first be sent to stockholders is May 7, 1999.

    All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted as specified, or, if no specification is made, for (i) the election as director of management's nominee and (ii) the ratification of the selection of independent certified public accountants. The Company does not know of any other business that will be presented for action at the Meeting, but if any matter is properly presented, the persons named in the accompanying proxies will vote thereon in accordance with their judgment. A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Assistant Secretary of the Company, by timely delivery of a later proxy or by voting in person at the Meeting contrary to the manner in which the proxy is to be voted.

    The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock of the Company and such persons will be reimbursed for their reasonable expenses. Proxies may be solicited by directors, officers or employees of the Company and its subsidiaries in person or by telephone or electronically, for which such persons will receive no special compensation. In addition, Beacon Hill Partners, Inc. ("Beacon Hill") has been retained by the Company to aid in the solicitation of proxies from banks, brokers and nominees and will solicit such proxies by mail, telephone, electronically and personal interview, and request brokerage houses and nominees to forward soliciting material to beneficial owners of the Company's stock. For these services, Beacon Hill will be paid a fee of $3,000 plus expenses.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

    The Board has fixed the close of business on April 26, 1999, as the record date for the determination of holders of Class A Common Stock and Class B Common Stock entitled to notice of and to vote at the Meeting. Accordingly, only holders of shares of Class A Common Stock and Class B Common Stock of record at the close of business on such date will be entitled to vote such shares at the Meeting. At the close of business on April 26, 1999, there were outstanding 3,573,688 shares of Class A Common Stock and 1,368,984 shares of Class B Common Stock. Each share of Class A Common Stock will entitle the holder thereof to one vote on all matters described in this Proxy Statement and all other matters which could be properly brought before the Meeting. Each share of Class B Common Stock will entitle the holder thereof to 10 votes on all matters described in this Proxy Statement and most other matters which could be properly brought before the Meeting. As of April 26, 1999, there were approximately 1,337 holders of record of Class A Common Stock and 13 holders of record of Class B Common Stock. The presence, either in person or by properly executed proxy, of both (i) stockholders holding of record a number of shares of Class A Common Stock entitling them to exercise a majority of the voting power of such class of stock and (ii) stockholders holding of record a number of shares of Class B Common Stock entitling them to exercise a majority of the voting power of such class of stock is necessary to constitute a quorum at the Meeting.

PRINCIPAL STOCKHOLDERS

    As of May 7, 1999, the only persons known to the Company to own beneficially more than 5% of the then outstanding shares of Class A Common Stock or Class B Common Stock were the following:

                                                                 AMOUNT AND
                                                                  NATURE OF
                                                                 BENEFICIAL        PERCENT OF    PERCENT OF
TITLE OF CLASS          NAME AND ADDRESS OF BENEFICIAL OWNER    OWNERSHIP(1)        CLASS(1)     TOTAL VOTE
--------------------  ----------------------------------------  -------------      -----------   ----------
Class A Common Stock  City National Bank, as Trustee of the        257,026            11.6%          1.6%
                      Company's Stock Bonus Plan and Trust
                      (the "Stock Bonus Plan")
                      400 North Roxbury Drive, Suite 500
                      Beverly Hills, CA 90210

Class A Common Stock  Bernard Briskin                              620,949(2)         30.1%          3.9%
                      Arden Group, Inc.
                      9595 Wilshire Blvd., Suite 411
                      Beverly Hills, CA 90212

Class B Common Stock  Bernard Briskin                            1,362,496            99.5%         85.7%

------------------------

(1) Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. For purposes of this table, 1,357,200 shares of Company Class A Common Stock which are held by AMG Holdings, Inc., an indirect wholly owned subsidiary of the Company, are not deemed to be outstanding.

(2) This amount includes the following shares: (i) 186,096 shares held in trust (of which Mr. Briskin is a trustee) for the benefit of Mr. Briskin, his children and his mother; and (ii) 98,012 shares held in an Individual Retirement Account by Mr. Briskin's wife. Mr. Briskin disclaims any beneficial ownership of the shares set forth in clause (ii) hereof. Mr. Briskin shares voting and investment power with respect to the shares referred to in clause (i), and he has no voting or investment power with respect to the shares referred to in clause (ii). Nothing herein should be construed as an admission that Mr. Briskin is in fact the beneficial owner of any of these shares.

    If Mr. Briskin converted all of the Class B Common Stock to Class A Common Stock (convertible on a share for share basis) his and his spouse's beneficial ownership of Class A Common Stock would be increased to 1,983,445 shares or 55.3% of total shares outstanding.

                             ELECTION OF DIRECTORS

    As permitted under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, the Company's Restated Certificate of Incorporation provides for a classified Board of Directors, with approximately one-third of the total authorized number of directors elected each year for a term of three years by straight (as distinguished from cumulative) voting.

    At the Meeting, it is proposed to elect Robert A. Davidow to hold office as director until the Company's Annual Meeting in 2002 or until such director's successor has been elected and qualified. He is now a director of the Company.

    Under Article Fourth of the Restated Certificate of Incorporation of the Company, so long as the total number of outstanding shares of Class B Common Stock is equal to or greater than 12.5% of the total aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, the holders of Class A Common Stock are entitled to elect at any meeting therefor only such number of directors as, when added to the number of continuing directors previously elected by the holders of Class A Common Stock, equals 25% of the total number of directors of the Company (rounded up to the nearest whole number); the remaining directors are elected by the holders of the Class B Common Stock. Pursuant to the terms of the Company's Restated Certificate of Incorporation, the holders of Class A Common Stock are entitled to elect one director at the Meeting and will have one vote per share for the election of such director. Since the total number of directors is six, and the holders of Class B Common Stock have previously elected four directors whose terms of office do not expire at the Meeting, the holders of Class B Common Stock are not entitled to elect any directors at the Meeting. The election of the director requires the affirmative vote of the holders of a plurality of the shares of such class of stock present, in person or by proxy, and entitled to vote at the Meeting. Any votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no effect on the vote with respect to the election of the director.

    The Board of Directors recommends a vote FOR the election of Robert A. Davidow.

    Management is not aware of any circumstance that would render him unable to serve. However, if he should unexpectedly become unavailable for election, votes will be cast, pursuant to the accompanying proxies, for the election of a substitute nominee who may be selected by the present Board of Directors. At present there is one vacancy on the Board of Directors in the directors to be elected by the holders of Class B Common Stock, which director's term would expire in 1999. The Board of Directors has not completed its search for a qualified person to fill such vacancy.

    Below is set forth certain information concerning the nominee and the five continuing directors as of April 26, 1999. Certain of this information has been supplied by the persons named:

NOMINEE FOR ELECTION BY CLASS A COMMON STOCKHOLDERS
FOR A THREE-YEAR TERM ENDING IN 2002:

                                                                                                DIRECTOR       TERM
NAME                         AGE        PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS(1)         SINCE(2)      EXPIRES
---------------------------  ---  -----------------------------------------------------------  -----------  -----------
Robert A. Davidow..........  57   Director, Vice Chairman of WHX Corporation; private                1993         1999
                                  investor.

CONTINUING DIRECTORS:

                                                                                                DIRECTOR       TERM
NAME                         AGE        PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS(1)         SINCE(2)      EXPIRES
---------------------------  ---  -----------------------------------------------------------  -----------  -----------
Bernard Briskin............  75   Chairman of the Board of Directors, President and Chief            1970         2001
                                  Executive Officer of the Company and Arden-Mayfair, Inc., a
                                  subsidiary of the Company, and Chairman of the Board of AMG
                                  Holdings, Inc. and Gelson's Markets, both subsidiaries of
                                  Arden-Mayfair.

                                                                                                DIRECTOR       TERM
NAME                         AGE        PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS(1)         SINCE(2)      EXPIRES
---------------------------  ---  -----------------------------------------------------------  -----------  -----------
John G. Danhakl............  43   Partner of Leonard Green & Partners from March 1995 to             1995         2001
                                  present. Managing Director of Donaldson Lufkin Jenrette
                                  Securities Corporation from March 1990 to February 1995.
                                  Director of Big 5 Sporting Goods, Inc., Communications and
                                  Power Industries, Inc., Twin Laboratories Corporation,
                                  Hechinger/BSQ, Diamond Auto Glass Works, Liberty Group
                                  Publishing and Leslie's Poolmart, Inc.

Stuart Krieger.............  81   Business Consultant.                                               1978         2000

Daniel Lembark.............  74   Financial Consultant and Certified Public Accountant.              1978         2001

Ben Winters................  78   Business Consultant.                                               1978         2000

------------------------

(1) Unless otherwise indicated, principal occupation or occupations shown have been such for a period of at least five years in the aggregate.

(2) Date shown for term of service indicates commencement of service as a director of the Company or Arden-Mayfair.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company has audit, compensation, investment and nominating committees. Current members of the audit committee are Mr. Lembark, chairman, and Messrs. Krieger and Winters. This committee, which monitors significant accounting policies, approves services rendered by the independent auditors, reviews audit and management reports and makes recommendations regarding the appointment of independent auditors and the fees payable for their services, met twice in 1998. Current members of the compensation committee are Mr. Danhakl, chairman, and Messrs. Davidow and Lembark. This committee, which considers and makes recommendations as to salary and incentive compensation awards to senior executive officers, met once in 1998. Current members of the investment committee are Mr. Davidow, chairman, and Messrs. Briskin, Danhakl and Winters. This committee defines the short-term investment strategy for the Company and met four times in 1998. Current members of the nominating committee are Mr. Winters, chairman, and Messrs. Briskin and Krieger. This committee, which was established to select candidates for nomination and election as directors, met once in 1998. The nominating committee will consider qualified nominees recommended by stockholders. Stockholders who wish to recommend qualified nominees should write to the Assistant Secretary of the Company at 2020 South Central Avenue, Compton, California 90220, and should state the qualifications of persons proposed by them.

    During the 1998 fiscal year, the Board of Directors held four meetings. Each of the directors attended over 75% of the aggregate of all of the meetings of the Board of Directors and meetings held by all committees of the Board on which they served during such period.

COMPENSATION OF DIRECTORS

    During 1998, each non-employee director of the Company was compensated for all services as a director at an annual rate of $22,800 plus $1,000 for each Board meeting attended and $1,000 for attendance at each committee meeting. Non-employee directors who serve as committee chairmen are entitled to an additional $4,200 per year. In 1996, the Company awarded Frederick A. Schnell, who had served as a director of the Company through June 19, 1996, payment of $50,000 in recognition of his over 20 years of service as a director of the Company. Such sum was payable in three installments of $8,000, $24,000 and $18,000 in September 1996, January 1997 and January 1998 respectively.

BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK BY MANAGEMENT

    The following table shows, as of April 26, 1999, the beneficial ownership of the Company's equity securities by each director or nominee, Ernest T. Klinger, Chief Financial Officer, Vice President Finance and Administration, and by all directors and executive officers as a group.

                                                                 AMOUNT AND
                                                                  NATURE OF
                                             TITLE OF CLASS      BENEFICIAL        PERCENT OF   PERCENT OF
NAME                                       OF COMPANY'S STOCK   OWNERSHIP(1)        CLASS(1)    TOTAL VOTE
----------------------------------------  --------------------  -------------      ----------   ----------
Bernard Briskin.........................  Class A Common Stock     620,949(2)         28.0%         3.9%
                                          Class B Common Stock   1,362,496            99.5%        85.7%
Robert A. Davidow.......................  Class A Common Stock           0
John G. Danhakl.........................  Class A Common Stock           0
Stuart A. Krieger.......................  Class A Common Stock           0
Daniel Lembark..........................  Class A Common Stock           0
Ben Winters.............................  Class A Common Stock         500              (4)          (5)
Ernest T. Klinger.......................  Class A Common Stock       1,372(3)           (4)          (5)
All directors and executive officers as
  a group (7 persons)...................  Class A Common Stock     622,821(2)(3)      28.1%         3.9%
                                          Class B Common Stock   1,362,496            99.5%        85.7%

------------------------

(1) Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. The number of outstanding shares of Company Class A Common Stock on which the percentages shown in this table are based does not include 1,357,000 shares of Company Class A Common Stock held by AMG Holdings, Inc.

(2) See note (2) to the table under "Principal Stockholders" set forth above.

(3) Includes shares held in the Stock Bonus Plan for their accounts.

(4) Did not exceed 1% of the outstanding shares of the class.

(5) Did not exceed 1% of the total vote.

EXECUTIVE OFFICERS OF THE COMPANY

    Set forth below is certain information regarding the persons who presently serve as executive officers of the Company.

NAME                            AGE                POSITIONS AT THE COMPANY(1)
------------------------------  ---  -------------------------------------------------------
Bernard Briskin...............  75   Chairman of the Board, President and Chief Executive
                                       Officer of the Company.

Ernest T. Klinger.............  63   Chief Financial Officer, Vice President Finance and
                                       Administration of the Company.

------------------------

(1) Unless otherwise indicated, principal occupation or occupations shown have been such for a period of least five years in the aggregate.

    Executive officers of the Company are elected annually by the Company's Board of Directors and serve at the discretion of the Board, with the exception of Mr. Briskin, who has an employment agreement. See "Employment
Agreement--Bernard Briskin."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that directors and executive officers of the Company, as well as persons holding more than ten percent (10%) of a registered class of the Company's equity securities, file with the Securities and Exchange Commission initial reports of the ownership and reports of changes of ownership of Class A Common Stock and other equity securities of the Company. Based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended January 2, 1999, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent (10%) beneficial owners were complied with.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

    GENERAL. The following table sets forth the total annual and long-term compensation paid or accrued by the Company and its subsidiaries in connection with all businesses of the Company and its subsidiaries to or for the account of the Chief Executive Officer of the Company and each other executive officer of the Company whose total annual salary and bonus for the fiscal year ended January 2, 1999 exceeded in the aggregate $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                           ANNUAL COMPENSATION    COMPENSATION AWARDS
                                                                                 ---------------------
                                                           --------------------  SECURITIES-UNDERLYING    ALL OTHER
                                                            SALARY      BONUS       OPTIONS/SARS(1)     COMPENSATION
NAME AND PRINCIPAL POSITION                       YEAR        ($)        ($)              (#)             ($)(2)(3)
----------------------------------------------  ---------  ---------  ---------  ---------------------  -------------
Bernard Briskin,..............................       1998    507,000    599,297                              12,800
Chief Executive Officer                              1997    500,000    496,780                              12,800
                                                     1996    450,177    191,632                               9,000

Ernest T. Klinger, ...........................       1998    190,000     40,000            7,000             12,800
CFO, VP Finance and Administration                   1997    190,000     40,000                              12,800
                                                     1996    190,000     40,000                               9,000

------------------------

(1) The Company did not grant to Mr. Briskin or Mr. Klinger any restricted stock or stock options and made no payout to them on any long-term incentive plan in fiscal years 1998, 1997 or 1996. The Company granted units for stock appreciation rights ("SAR") covering 7,000 shares of Class A Common Stock under the Phantom Stock Plan to Mr. Klinger in 1998.

(2) Includes the Company contribution to the Arden Group, Inc. 401(k) Retirement Savings Plan and the Arden Group, Inc. Stock Bonus Plan. In 1998, Messrs. Briskin and Klinger were each allocated $12,800 to their 401(k) account.

(3) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the compensation received by the named officers in any of the years for which compensation information is reported.

    The following table sets forth certain information on SAR grants in fiscal 1998 to the named executive officers:

                         SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                              ---------------------------------------------------------
                                NUMBER OF      PERCENT OF                                 POTENTIAL REALIZABLE VALUE AT
                               SECURITIES      TOTAL SARS                                 ASSUMED ANNUAL RATES OF STOCK
                               UNDERLYING      GRANTED TO     EXERCISE OR                PRICE APPRECIATION FOR SAR TERM
                              SARS GRANTED    EMPLOYEES IN    BASE PRICE    EXPIRATION   --------------------------------
NAME                               (#)         FISCAL YEAR      ($/SH)         DATE        0%($)      5%($)      10%($)
----------------------------  -------------  ---------------  -----------  ------------  ---------  ---------  ----------
Bernard Briskin.............            0               0%     $       0       N/A       $       0  $       0  $        0
Ernest T. Klinger...........        7,000            41.2%     $      40    11/17/2003   $   7,000  $  86,000  $  182,000

    The following table provides information on the exercise of SARs by the named executive officers in fiscal 1998 and the number of each officers' SARs that were unexercised at January 2, 1999 (none of which were then in-the-money):

            AGGREGATED SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
                           YEAR-END UNEXERCISED SARS

                                                                                  NUMBER OF SECURITIES
                                                                                 UNDERLYING UNEXERCISED
                                                                                SARS AT FISCAL YEAR-END
                                      SHARES ACQUIRED                                     (#)
NAME                                  ON EXERCISE (#)     VALUE REALIZED (#)   EXERCISABLE/UNEXERCISABLE
---------------------------------  ---------------------  -------------------  --------------------------
Bernard Briskin..................                0                     0                 0/0
Ernest T. Klinger................                0                     0                 0/7,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors has a Compensation Committee. In 1998, the Compensation Committee consisted of the following directors, none of whom are or have been officers or employees of the Company:

                               John G. Danhakl, Chairman
                               Robert A. Davidow
                               Daniel Lembark

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors and is responsible for the development of Company policies relating to executive compensation. The Committee's principal objective is to aid the Company in achieving its goals by the establishment of compensation policies which will attract and retain superior talent and also reward performance.

    The compensation of Mr. Bernard Briskin, the Chief Executive Officer of the Company, is established under an Employment Agreement dated May 13, 1988, as amended by amendment dated April 27, 1994 and an amendment dated January 1998, effective January 1, 1997 (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, Mr. Briskin's base salary is increased annually based upon increases in the Consumer Price Index subject, however, to a maximum annual increase of 4%. His annual bonus is equal to 2 1/2% of the Company's first $2,000,000 of Pre-Tax Profits (as defined in the Employment Agreement) plus
3 1/2% of Pre-Tax Profits in excess of $2,000,000. Since Mr. Briskin's bonus is determined on the basis of the Pre-Tax Profits of the Company, a portion of his compensation is directly related to the performance of the Company. Mr. Briskin's bonus arrangement for 1997 and years following was approved by stockholders in 1998. Under the Employment Agreement, for 1998 Mr. Briskin's annual base salary was $507,000 and his bonus was $599,297. On January 1, 1999, his annual base salary was increased, in accordance with the terms of the Employment Agreement, to $511,563.

    As to executives other than Mr. Briskin, the Committee recommends compensation for them to the Board of Directors. Such compensation is designed to achieve an overall level of compensation which is competitive with other companies in the supermarket business in Southern California. By taking into account the individual performance, responsibility and achievement level of the executives involved and the annual and long-term performance of the Company, the actual compensation level for such executives recommended by the Committee may be greater or less than the average of competitive levels in such other companies. Accordingly, the Committee exercises its best judgment in setting executive compensation based upon a number of internal, external and individual factors.

    The Company's Stock Bonus Plan and Phantom Stock Plan are included as a component of executive compensation and this, as well as the other factors, operates to link a portion of executive compensation to Company profitability.

    In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows deductions by a publicly traded corporation for compensation in excess of $1,000,000 to its chief executive officer or any of its four other highest paid officers. The Committee does not expect that any executive officer's compensation for the 1999 fiscal year will exceed the $1,000,000 IRS deduction cap since the amount of Mr. Briskin's annual bonus arrangement should be excluded from the computation to determine whether his compensation exceeds the $1,000,000 deduction cap.

John G. Danhakl, Chairman
Robert A. Davidow
Daniel Lembark

Members of the Compensation Committee.

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total stockholder return on the Class A Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Food Retailers Index for the period of five years commencing December 31, 1993 and ending December 31, 1998. The graph assumes that $100 was invested on December 31, 1993 in the Class A Common Stock and in each of the above-mentioned indices that all dividends were reinvested.

                           TOTAL SHAREHOLDERS RETURN
                               ARDEN GROUP, INC.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ARDEN GROUP, INC.    S&P 500 INDEX   S&P FOOD RETAILERS INDEX
1993                   100.00           100.00                    100.00
1994                    89.25           101.32                    107.04
1995                   116.71           139.40                    137.11
1996                   113.49           171.40                    159.17
1997                   188.47           228.59                    207.83
1998                   313.73           293.91                    301.70

STOCK BONUS PLAN

    The Stock Bonus Plan is a non-contributory trusteed profit sharing plan which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). All non-union employees over 18 years of age who complete 1,000 hours of service are eligible to become participating employees in the Stock Bonus Plan. Contributions to the Stock Bonus Plan for any fiscal year, as determined by the Board of Directors, are discretionary, but in no event are to exceed 15% of the annual aggregate salaries of those employees eligible for participation in the Stock Bonus Plan. Any assets of the Stock Bonus Plan which are not invested in the Company's Class A Common Stock may be invested in certain government backed securities. Contributions to the Stock Bonus Plan are allocated among eligible participants in the proportions of their salaries to the salaries of all participants.

PHANTOM STOCK PLAN

    In 1998, the Company adopted a Phantom Stock Plan (the "Phantom Plan") which provides for the granting of units covering up to 35,000 shares of the Company's Class A Common Stock to persons who are the vice president or higher level of the Company. Each unit entitles the holder to receive upon exercise thereof the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the fair market value of such share on the date specified by the committee administrating the Phantom Plan at the time of grant. All of the units vest after the first year at 25% each year over a four year period and expire five years from the date of grant. During 1998, the Company granted units covering 17,000 shares of Class A Common Stock to certain officers of the Company exercisable at $40 per share.

ARDEN GROUP, INC. 401(k) RETIREMENT SAVINGS PLAN

    Effective January 1, 1992, the Company's Board adopted the Arden Group, Inc. 401(k) Retirement Savings Plan (the "Company Savings Plan"). All non-union employees of the Company and its subsidiaries who have attained the age of 18 and have completed at least one year of service with any of such companies are entitled to participate in the Company Savings Plan. The Company Savings Plan provides that, with certain limitations, a participating employee may elect to contribute up to 15% of such employee's annual compensation to the Company Savings Plan on a tax-deferred basis, subject to a limitation that the annual elective contribution may not exceed an annual indexed dollar limit determined pursuant to the Code ($10,000 in 1998). Annual contributions are made by the Company in a discretionary amount as determined by the Company each year. Contributions accrued for the Company Savings Plan in 1998 and contributed in early 1999 were $538,512.

EMPLOYMENT AGREEMENT--BERNARD BRISKIN

    Mr. Briskin is employed as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Arden-Mayfair, Inc. and the Chairman of the Board and Chief Executive Officer of AMG Holdings, Inc. and Gelson's Markets pursuant to an employment agreement which was entered into as of May 1988, amended in April 1994 retroactive to January 1, 1994 and further amended in January 1998, effective in January 1997 (the Agreement as amended is hereinafter referred to as the "Second Amendment"). The Second Amendment has a term ending at January 1, 2004 and provides that the term thereof is subject to automatic extension thereafter for periods of one fiscal year each unless either his employers or Mr. Briskin gives notice of termination not less than 15 months nor more than 18 months prior to the date upon which the term of the Second Amendment will expire.

    The Second Amendment provides for an annual base salary of $500,000 and a bonus based upon the Pre-Tax Profits of the Company. The annual base salary is subject to increases on January 1 of each year commencing January 1, 1998 based upon increases in the Consumer Price Index subject, however, to a maximum annual increase of 4%. The annual bonus is equal to 2 1/2% of the Company's first $2,000,000 of Pre-Tax Profits (as defined in the Second Amendment) plus 3 1/2% of Pre-Tax Profits in excess of $2,000,000.

    The Second Amendment also provides for certain expense reimbursement and personal benefits, including payment or reimbursement for uninsured medical expenses of Mr. Briskin and his immediate family up to a maximum of $200,000 during any calendar year, and annual retirement compensation equal to twenty-five percent of Mr. Briskin's average base salary and bonus earned in the last three fiscal years prior to his retirement and continuation of health insurance benefits and automobile allowance. In addition, if he becomes permanently disabled, dies or his employment is terminated prior to January 1, 2004, the cumulative unpaid portion of two notes from Mr. Briskin to the Company, in the amount of $215,000 as of March 5, 1999, will be forgiven. The maturity dates of the two notes was extended to December 31, 2003 with equal annual principal payments of $40,000 plus interest at 6% per annum.

    The Second Amendment provides that its terms will be subject to review during the 2002 fiscal year by the Compensation Committee of the Board of Directors. Pursuant to this provision, the terms of the Second Amendment may be modified.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Company's Board of Directors, upon recommendation of its Audit Committee, has selected PricewaterhouseCoopers L.L.P. ("PricewaterhouseCoopers"), independent certified public accountants, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 1999 fiscal year. PricewaterhouseCoopers has audited the books, records and accounts of the Company and its subsidiaries for a number of years. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, other certified public accountants will be appointed by the Board on recommendation of the Audit Committee.

    It is anticipated that representatives of PricewaterhouseCoopers will attend the Meeting with the opportunity to make any statement they may desire to make, and will be available to respond to appropriate questions from stockholders.

    Ratification of the selection of independent public accountants for the Company requires the affirmative vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not be voted for or against this proposal, but will have the effect of negative votes since an affirmative vote of a majority in voting interest of stockholders present and eligible to vote is required to ratify the selection.

    The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers.

                           CERTAIN OTHER TRANSACTIONS

    In connection with the purchase by Mr. Briskin of shares of the Company's Class A Common Stock in 1979 and 1980, the Company loaned Mr. Briskin $212,500 and $303,750, respectively. The maturity dates of such notes were modified effective January 1, 1997. Interest on the unpaid principal of such loans is payable at the rate of 6% per annum payable annually on or before December 31 of each year. Principal on the $212,500 note is payable in annual installments at a rate of $16,464.89 commencing December 31, 1997 and continuing each December 31 thereafter until December 31, 2003 at which time the entire unpaid principal balance of that note with all accrued and unpaid interest is due and payable. Principal on the $303,750 note is payable in annual installments at a rate of $23,535.11 commencing on December 31, 1997 and continuing each December 31 thereafter until December 31, 2003 at which time the entire unpaid principal balance of that note with all accrued and unpaid interest is due and payable. The foregoing notes are collateralized by 180,000 shares of the Company's Class B Common Stock. The outstanding principal balance of the two notes as of December 31, 1998 was $215,000.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the next Annual Meeting of Stockholders in conformity with current Securities and Exchange Commission proxy regulations and any such proposal must be received by the Assistant Secretary of the Company no later than January 7, 2000 in order for it to be includable in the proxy statement for such Annual Meeting. If a stockholder intends to present a proposal at the next Annual Meeting but does not seek inclusion of that proposal in the proxy statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 23, 2000.

                                          By Order of the Board of Directors

                                          /s/ Patricia S. Betance
                                          Assistant Secretary

May 7, 1999

PROXY                                                             CLASS B COMMON

                               ARDEN GROUP, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

    Bernard Briskin, Daniel Lembark and Ben Winters are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 1, 1999 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1 AND 2.

1.  ELECTION OF DIRECTORS

    FOR / /  The nominee listed below

    WITHHOLD AUTHORITY / /  to vote for the nominee listed below
              Robert Davidow

2. FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the selection of PricewaterhouseCoopers as independent public accountants of the Company.

                     (Continued and to be signed on other side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

    The undersigned hereby revokes all prior proxies.
                                                    PLEASE SIGN, DATE, AND MAIL
                                                    THIS PROXY TODAY
                                                    Dated ______________________
                                                    Signature __________________
                                                    Signature __________________

                                                    / / I/WE PLAN TO ATTEND THE
                                                        MEETING.

                                                 Please be sure to date this
                                                 Proxy and to sign exactly as
                                                 your name appears hereon; joint
                                                 owners should each sign; if by
                                                 a corporation, in the manner
                                                 usually employed by it; if by a
                                                 fiduciary, the fiduciary's
                                                 title should be shown.

                                                 YOUR VOTE IS IMPORTANT.

PROXY                                                             CLASS A COMMON

                               ARDEN GROUP, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

    Bernard Briskin, Daniel Lembark and Ben Winters are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 1, 1999 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1

1. FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the selection of PricewaterhouseCoopers as independent public accountants of the Company.

                     (Continued and to be signed on other side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

    The undersigned hereby revokes all prior proxies.
                                                    PLEASE SIGN, DATE, AND MAIL
                                                    THIS PROXY TODAY
                                                    Dated ______________________
                                                    Signature __________________
                                                    Signature __________________

                                                    / / I/WE PLAN TO ATTEND THE
                                                        MEETING.

                                                 Please be sure to date this
                                                 Proxy and to sign exactly as
                                                 your name appears hereon; joint
                                                 owners should each sign; if by
                                                 a corporation, in the manner
                                                 usually employed by it; if by a
                                                 fiduciary, the fiduciary's
                                                 title should be shown.

                                                 YOUR VOTE IS IMPORTANT.